Exhibit 10.52.7

Genworth Financial, Inc.

U.K. Share Incentive Plan

Plan Rules

(a Sub-Plan to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan)

October 2006

RULES OF THE

GENWORTH FINANCIAL, INC. UK

SHARE INCENTIVE PLAN

1.	DEFINITIONS	3
2.	PURPOSE OF THE PLAN	6
3.	ELIGIBILITY OF EMPLOYEES	6
4.	PARTICIPATION ON SAME TERMS	8
5.	FREE SHARES (PART A)	9
6.	PARTNERSHIP SHARES (PART B)	11
7.	MATCHING SHARES (PART C)	13
8.	DIVIDEND SHARES (PART D)	15
9.	ISSUE OR TRANSFER OF SHARES	16
10.	COMPANY RECONSTRUCTIONS	16
11.	RIGHTS ISSUES	17
12.	LEAVERS	17
13.	FORFEITURE	17
14.	ADDITIONAL SHARE LIMITATION	18

1.	DEFINITIONS

1.1	The following words and expressions have the following meanings:

“Accumulation Period”

in relation to Partnership Shares, the period (not to exceed 12 months) during which the Trustees accumulate a Qualifying Employee’s Partnership Share Money before acquiring Partnership Shares or repaying it to the employee

“Acquisition Date”	(a) in relation to Partnership Shares, where there is no Accumulation Period, the meaning given by paragraph 50(4) of the Schedule

(b) in relation to Partnership Shares, where there is an Accumulation Period, the meaning given by paragraph 52(5) of the Schedule; and

(c) in relation to Dividend Shares, the meaning given by paragraph 66(4) of the Schedule

“Associated Company”	the same meaning as in paragraph 94 of the Schedule

“Award Date”	in relation to Free Shares or Matching Shares, the date on which such Shares are awarded

“Award”	(a) in relation to Free Shares and Matching Shares, the appropriation of Free Shares and Matching Shares in accordance with the Plan; and

(b) in relation to Partnership Shares, the acquisition of Partnership Shares on behalf of Qualifying Employees in accordance with the Plan

“Capital Receipt”	the same meaning as Section 502 of ITEPA

“Close Company”	the same meaning as in section 414 of ICTA 1988, as modified by paragraph 20(4) of the Schedule

“Company”	Genworth Financial, Inc.

“Connected Company”	the same meaning as in paragraph 18(3) of the Schedule

“Control”	the same meaning as in section 840 of ICTA 1988

“Dealing Day”	a day on which the Stock Exchange is open for the transaction of business

“Deed”

the trust deed entered between Genworth Financial, Inc. and Financial Insurance Group Services, Limited and the Trustees to which these Rules are attached, together with any subsequent amendment thereto

“Directors”	the board of directors of the Company or a committee duly authorised by the Directors to carry out their functions under the Plan

“Dividend Shares”	Shares acquired on behalf of a Participant from reinvestment of dividends under Part D of the Plan and which are subject to the Plan

“Exchange Rate”	on any day the closing mid-point rate shown in the Financial Times, on that day or for the day used to ascertain Market Value or such other rate as agreed in advance with HM Revenue & Customs

“Forfeiture Period”	in relation to Free and Matching Shares, the period during which those Free and Matching Shares may be forfeited in accordance with Rule 13;

“Free Share Agreement”	an agreement in a form acceptable to HM Revenue & Customs

“Free Shares”	Shares awarded under Part A of the Plan which are subject to the Plan

“Holding Period”	(a) in relation to Free Shares, the period specified by the Directors in accordance with Rule 5.12;

(b) in relation to Matching Shares, the period specified by the Directors in accordance with Rule 7.6; and

(c) in relation to Dividend Shares, the period of 3 years from the Acquisition Date

“ICTA 1988”	the Income and Corporation Taxes Act 1988

ITEPA	the Income Tax (Earnings and Pensions) Act 2003

“Initial Market Value”	the Market Value of a Share on an Award Date, where the Share is subject to a restriction or risk of forfeiture, the Market Value shall be determined without reference to that restriction or risk

“Market Value”	shall be:

(i) if all the Shares to be included in the Award are purchased by the Trustee on the Acquisition Date, the average of the prices paid on the Acquisition Date (weighted according to the numbers of Shares purchased at each price)

(ii) if the Shares cease to be listed on the Stock Exchange then market value on any day shall be the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Plan with HM Revenue & Customs Shares Valuation on or before that day

“Matching Shares”	Shares awarded under Part C of the Plan and which are subject to the Plan

“Material Interest”	the same meaning as in paragraph 20 of the Schedule

“NICs”	National Insurance Contributions

“Omnibus Plan”	the 2004 Genworth Financial, Inc. Omnibus Incentive Plan

“Participant”	a Qualifying Employee who has received under the Plan an Award of Free Shares, Matching Shares or Partnership Shares, or on whose behalf Dividend Shares have been acquired

“Participating Company”	the Company and such of its Subsidiaries as are parties to this Deed or have executed deeds of adherence to the Plan under Clause 16 of the Deed

“Partnership Share Agreement”	an agreement in a form acceptable to the HM Revenue & Customs

“Partnership Shares”	Shares awarded under Part B of the Plan and which are subject to the Plan

“Partnership Share Money”	money deducted from a Qualifying Employee’s Salary pursuant to a Partnership Share Agreement and held by the Trustees to acquire Partnership Shares or to be returned to such a person

“PAYE”	Pay As You Earn (in relation to income tax) as described in Section 684 of ITEPA 2003

“Performance Allowances”	the criteria for an Award of Free Shares where:

(a) whether Shares are awarded; or

(b) the number or value of Shares awarded is conditional on performance targets being met

“Plan”	this plan, being the Genworth Financial, Inc. UK Share Incentive Plan

“Plan Shares”	(a) Free Shares, Matching Shares or Partnership Shares awarded to Participants;

(b) Dividend Shares acquired on behalf of Participants; and

(c) shares in relation to which paragraph 87 (consequences of company reconstructions: new shares) of the Schedule applies that remain subject to the Plan

“Plan Termination Notice”	a notice issued under paragraph 89 of the Schedule

“Qualifying Corporate Bond”	the same meaning as in section 117 of the Taxation of Chargeable Gains Act 1992

“Qualifying Employee”	an employee who must be invited to participate in an award in accordance with Rule 3.6 and any employee who the Directors have invited in accordance with Rule 3.7

“Qualifying Period”	a period as the Directors shall in their absolute discretion so decide being:

(a) in the case of Free Shares a period not exceeding 18 months before the Award is made;

(b) in the case of Partnership Shares and Matching Shares where there is an Accumulation Period a period not exceeding six months before the start of the Accumulation Period; and

(c) in the case of Partnership Shares and Matching Shares where there is no Accumulation Period a period not exceeding 18 months before the deduction of Partnership Share Money relating to the Award

“Redundancy”	the same meaning as in the Employment Rights Act 1996

“Relevant Employment”	employment by the Company or any Associated Company

“Retirement Age”	age 50

“Rules”	these Rules together with any amendments thereto effected in accordance with Clause 22 of the Deed

“Salary”	the same meaning as in paragraph 43(4) of the Schedule

“Schedule”	Schedule 2 to ITEPA

“Shares”	shares of Class A common stock in the capital of the Company which comply with the conditions set out in paragraph 25 of the Schedule

“Stock Exchange”	the New York Stock Exchange

“Subsidiary”	any company which is for the time being under the Control of the Company

“Tax Year”	a year beginning on 6 April and ending on the following 5 April

“Trustees”	the trustees or trustee for the time being of the Plan

“Trust Fund”	all assets transferred to the Trustees to be held on the terms of the Deed and the assets from time to time representing such assets, including any accumulations of income

“Trust Period”	the period of 80 years beginning with the date of the Deed

1.2	References to any Act, or Part, Chapter, or section (including ICTA 1988 and ITEPA) shall include any statutory modification, amendment or re-enactment of that Act, for the time being in force.

1.3	Words of the feminine gender shall include the masculine and vice versa and words in the singular shall include the plural and vice versa unless, in either case, the context otherwise requires or it is otherwise stated.

2.	PURPOSE OF THE PLAN

The purpose of the Plan is to enable employees of Participating Companies to acquire Shares in the Company which give them a continuing stake in the Company.

3.	ELIGIBILITY OF EMPLOYEES

3.1	Subject to Rule 3.3, employees are eligible to participate in an Award only if:

(a)	they are employees of a Participating Company;

(b)	they have been such employees at all times during any Qualifying Period;

(c)	they are eligible on the date(s) set out in paragraph 14 of the Schedule; and

(d)	they do not fail to be eligible under either or both Rule 3.2 or Rule 3.3

3.2	Employees are not eligible to participate in an Award of Shares if they have, or within the preceding twelve months have had, a Material Interest in:

(a)	a Close Company whose shares may be appropriated or acquired under the Plan; or

(b)	a company which has Control of such a company or is a member of a consortium which owns such a company.

3.3	Employees are not eligible to participate in an Award in any Tax Year if the employee is at the same time to participate in an award of shares under another plan established by the Company or a Connected Company and approved under the Schedule.

3.4	If an employee participates in an Award under the Plan in a Tax Year in which he has already participated in an award of shares under one or more other Plans established by the Company or a Connected Company and approved under the Schedule, the following shall apply as if the Plan and the other plan or plans were a single plan:

(a)	Rule 5.4 (maximum annual award of Free Shares); and

(b)	Rule 6.3 (maximum amount of Partnership Share Money deductions); and

(c)	Rule 8.6 (limit on amount reinvested)

3.5	Notwithstanding any provision of any other of these Rules whatsoever:

(a)	the Plan shall not form part of any contract of employment between the Company, a Subsidiary or any Associated Company and any Participant and it shall not confer on any Participant any legal or equitable rights (other than those constituted by the grant of Awards themselves) whatsoever against the Company, a Subsidiary or an Associated Company directly or indirectly or give rise to any cause of action at law or in equity against the Company, a Subsidiary or any Associated Company;

(b)	participation in an Award is a matter entirely separate from any pension right or entitlement a Participant may have and from his terms or conditions of employment and participation in the Plan shall in no respect whatever affect his pension rights or entitlements or terms or conditions of employment and in particular (but without limiting the generality of the foregoing) any Participant who ceases to be an employee of any Company, Subsidiary or Associated Company shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and notwithstanding that he may have been dismissed wrongfully or unfairly (within the meaning of the Employment Rights Act 1996).

Employees who must be invited to participate in Awards

3.6	Employees shall be eligible to receive an Award of Shares under the Plan if they meet the requirements in Rule 3.1 and are UK resident taxpayers (within the meaning of paragraph 8(2) of the Schedule).

In this case they shall be invited to participate in any Awards of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.

Employees who may be invited to participate in Awards

3.7	The Directors may also invite, at their discretion, any employee who meets the requirements in Rule 3.1 to participate in any Award of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.

4.	PARTICIPATION ON SAME TERMS

4.1	Every Qualifying Employee shall be invited to participate in an Award on the same terms. All who do participate in an Award shall do so on the same terms.

4.2	The Directors may make an Award of Free Shares to Qualifying Employees by reference to their remuneration, length of service or hours worked.

4.3	The Directors may make an Award of Free Shares to Qualifying Employees by reference to their performance as set out in Rule 5.5.

4.4	The Participating Companies shall make contributions to the Trustees to finance any purchase by the Trustees of Free and/or Matching Shares for award on an Award Date.

PART A

5.	FREE SHARES

5.1	Every Qualifying Employee shall enter into a Free Share Agreement with the Company.

5.2	The Trustees, acting with the prior consent of the Directors, may from time to time award Free Shares.

5.3	The number of Free Shares to be awarded by the Trustees to each Qualifying Employee on an Award Date shall be determined by the Directors in accordance with this Rule.

Maximum Annual Award

5.4	The Initial Market Value of the Free Shares awarded to a Qualifying Employee in any Tax Year shall not exceed £3,000 (or such other amount as may be permitted under paragraph 35 of the Schedule and approved by the Directors).

Allocation of Free Shares by reference to performance

5.5	The Directors may stipulate that the number of Free Shares (if any) to be awarded to each Qualifying Employee on a given Award Date shall be determined by reference to Performance Allowances.

5.6	If Performance Allowances are used, they shall apply to all Qualifying Employees.

5.7

(a)	Performance Allowances shall be determined by reference to such fair and objective criteria (performance targets) relating to business results as the Directors shall determine over such period as the Directors shall specify;

(b)	performance targets must be set for performance units of one or more employees; and

(c)	for the purposes of an Award of Free Shares an employee must not be a member of more than one performance unit.

5.8	Where the Directors decide to use Performance Allowances they shall, as soon as reasonably practicable:

(a)	notify each employee participating in the Award of the performance targets and measures which, under the Plan, shall be used to determine the number or value of Free Shares awarded to him; and

(b)	notify all Qualifying Employees of the Company or, in the case of a group plan, of any Participating Company, in general terms, of the performance targets and measures to be used to determine the number or value of Free Shares to be awarded to each Participant in the Award

5.9	The Directors shall determine the number of Free Shares (if any) to be awarded to each Qualifying Employee by reference to performance using method 1 or method 2. The same method shall be used for all Qualifying Employees for each Award.

Performance Allowances: method 1

5.10	By this method:

(a)	at least 20% of Free Shares awarded in any performance period shall be awarded without reference to performance;

(b)	the remaining Free Shares shall be awarded by reference to performance; and

(c)	the highest Award made to an individual by reference to performance in any period shall be no more than four times the highest Award to an individual without reference to performance.

If this method is used:

•	the Free Shares awarded without reference to performance (paragraph (a) above) shall be awarded on the same terms mentioned in Rule 4; and

•	the Free Shares awarded by reference to performance (paragraph (b) above) need not be allocated on the same terms mentioned in Rule 4.

Performance Allowances: method 2

5.11	By this method:

(a)	some or all Free Shares shall be awarded by reference to performance;

(b)	the Award of Free Shares to Qualifying Employees who are members of the same performance unit shall be made on the same terms, as mentioned in Rule 4; and

(c)	Free Shares awarded for each performance unit shall be treated as separate Awards.

Holding Period for Free Shares

5.12	The Directors shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Free Share Agreement.

5.13	The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Free Shares already awarded under the Plan.

5.14	A Participant may during the Holding Period direct the Trustees:

(a)	to accept an offer for any of their Free Shares if the acceptance or agreement shall result in a new holding being equated with those Shares for the purposes of capital gains tax; or

(b)	to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Free Shares if the offer forms part of such a general offer as is mentioned in paragraph (c) below; or

(c)	to accept an offer of cash, with or without other assets, for their Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 ICTA 1988; or

(d)	to agree to a transaction affecting their Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

(i)	all of the common stock of the Company or, as the case may be, all the shares of the class in question; or

(ii)	all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

5.15	The performance targets and measures referred to in this Rule 5 may be relaxed, waived, or amended if an event occurs which causes the Directors to consider that any of the existing targets or measures have become unfair or impractical. Provided that any such relaxation, waiver or amendment shall be fair and reasonable and any amended target or measure shall not be any more difficult or any less difficult to satisfy than the original target or measure.

PART B

6.	PARTNERSHIP SHARES

6.1	The Directors may at any time invite every Qualifying Employee to enter into a Partnership Share Agreement with the Company in a form acceptable to the HM Revenue & Customs.

6.2	Partnership Shares shall not be subject to any provision under which they may be forfeit.

Maximum amount of deductions

6.3	The amount of Partnership Share Money deducted from an employee’s Salary shall not exceed £1,500 in any Tax Year (or such other amount as may be permitted under paragraph 46(1) of the Schedule and approved by the Directors).

6.4	The amount of Partnership Share Money deducted in a Tax Year must not exceed 10% of the employee’s Salary for that Tax Year.

6.5	Any amount deducted in excess of that allowed by Rule 6.3 or Rule 6.4 shall be paid over to the employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

Minimum amount of deductions

6.6	The minimum amount to be deducted under the Partnership Share Agreement on any occasion shall be the same in relation to all Partnership Share Agreements entered into in response to invitations issued on the same occasion. It shall not be greater than £10.

Notice of possible effect of deductions on benefit entitlement

6.7	Every Partnership Share Agreement shall contain a notice under paragraph 48 of the Schedule.

Restriction imposed on number of Shares awarded

6.8	The Directors may specify the maximum number of Shares to be included in an Award of Partnership Shares.

6.9	The Partnership Share Agreement shall contain an undertaking by the Company to notify each Qualifying Employee of any restriction on the number of Shares to be included in an Award.

6.10	The notification in Rule 6.9 above shall be given:

(a)	if there is no Accumulation Period, before the deduction of the Partnership Share Money relating to the Award; and

(b)	if there is an Accumulation Period, before the beginning of the Accumulation Period relating to the Award.

Plan with no Accumulation Period

6.11	The Trustees shall acquire Shares on behalf of the Qualifying Employee using the Partnership Share Money. They shall acquire the Shares on the Acquisition Date. The number of Shares awarded to each employee shall be determined in accordance with the Market Value of the Shares on that date.

Plan with Accumulation Period

6.12	If there is an Accumulation Period, the Trustees shall acquire Shares on behalf of the Qualifying Employee, on the Acquisition Date, using the Partnership Share Money.

6.13	The number of Shares acquired on behalf of each Participant shall be determined by reference to the lower of:

(a)	the Market Value of the Shares at the beginning of the Accumulation Period; and

(b)	the Market Value of the Shares on the Acquisition Date.

6.14	If a transaction occurs during an Accumulation Period which results in a new holding of shares being equated for the purposes of capital gains tax with any of the shares to be acquired under the Partnership Share Agreement, the employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

Surplus Partnership Share Money

6.15	Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees:

(a)	may, with the agreement of the Participant, be carried forward to the next Accumulation Period or the next deduction date as appropriate; and

(b)	in any other case, shall be paid over to the Participant, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

Scaling down

6.16	If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.8 then the following steps shall be taken in sequence until the excess is eliminated.

Step 1.	the excess of the monthly deduction chosen by each applicant over £5 shall be reduced pro rata;

Step 2.	all monthly deductions shall be reduced to £5;

Step 3.	applications shall be selected by lot, each based on a monthly deduction of £5.

Each application shall be deemed to have been modified or withdrawn in accordance with the foregoing provisions, and each employee who has applied for Partnership Shares shall be notified of the change.

Withdrawal from Partnership Share Agreement

6.17	An employee may withdraw from a Partnership Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in the notice, such a notice shall take effect 30 days after the Company receives it. Any Partnership Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable. This payment shall be subject to income tax under PAYE and NICs.

Repayment of Partnership Share Money on withdrawal of approval or Termination

6.18	If approval to the Plan is withdrawn or a Plan Termination Notice is issued in respect of the Plan, any Partnership Share Money held on behalf of employees shall be repaid to them as soon as practicable, subject to deduction of income tax under PAYE, and NICs.

PART C

7.	MATCHING SHARES

7.1	The Partnership Share Agreement sets out the basis on which a Participant is entitled to Matching Shares in accordance with this Part of the Rules.

General requirements for Matching Shares

7.2	Matching Shares shall:

(a)	be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

(b)	subject to Rule 7.5, be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant; and

(c)	be awarded to all Participants on exactly the same basis.

Ratio of Matching Shares to Partnership Shares

7.3	The Partnership Share Agreement shall specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and that ratio shall not exceed 2:1(or such other ratio as may be permitted under paragraph 60(2) of the Schedule and approved by the Directors).

7.4	The Directors may vary the ratio before Partnership Shares are acquired. Employees shall be notified of the terms of any such variation before the Partnership Shares are awarded under the Partnership Share Agreement.

7.5	If the Partnership Shares acquired on the day referred to in Rule 7.2(b) above are not sufficient to produce a Matching Share, the match shall be made when sufficient Partnership Shares have been acquired to allow at least one Matching Share to be appropriated.

Holding Period for Matching Shares

7.6	The Directors shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Partnership Share Agreement.

7.7	The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Matching Shares awarded under the Plan.

7.8	A Participant may during the Holding Period direct the Trustees:

(a)	to accept an offer for any of their Matching Shares if the acceptance or agreement shall result in a new holding being equated with those original Shares for the purposes of capital gains tax; or

(b)	to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Matching Shares if the offer forms part of such a general offer as is mentioned in paragraph (c) below; or

(c)	to accept an offer of cash, with or without other assets, for their Matching Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to the holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

(d)	to agree to a transaction affecting their Matching Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

(i)	all of the common stock of the Company or, as the case may be, all the shares of the class in question; or

(ii)	all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

PART D

8.	DIVIDEND SHARES

Reinvestment of cash dividends

8.1	The Free Share Agreement or Partnership Share Agreement, as appropriate, shall set out the rights and obligations of Participants receiving Dividend Shares under the Plan.

8.2	The Directors may direct that any cash dividend in respect of Plan Shares held on behalf of Participants must be applied in acquiring further Plan Shares on their behalf.

8.3	Dividend Shares shall be Shares:

(a)	of the same class and carrying the same rights as the Shares in respect of which the dividend is paid; and

(b)	which are not subject to any provision for forfeiture.

8.4	The Directors may decide to direct the Trustees to:

(a)	apply all Participants’ dividends, up to the limit specified in Rule 8.6, to acquire Dividend Shares;

(b)	to pay all dividends in cash to all Participants; or

(c)	to offer Participants the choice of either paragraph (a) or (b) above.

8.5	The Directors may revoke any direction for reinvestment of cash dividends.

8.6	The amount applied by the Trustees in acquiring Dividend Shares shall not exceed £1,500 in each Tax Year (or such other amounts as may be permitted under paragraph 64(1) of the Schedule and approved by the Directors) in respect of any Participant. For the purposes of this Rule, the Dividend Shares are those acquired under this Plan and those acquired under any other plan approved under the Schedule. In exercising their powers in relation to the acquisition of Dividend Shares the Trustees must treat Participants fairly and equally.

8.7	If the amounts received by the Trustees exceed the limit in Rule 8.6, the balance shall be paid to the participant as soon as practicable.

8.8	If dividends are to be reinvested, the Trustees shall apply all the cash dividend to acquire Shares on behalf of the Participant on the Acquisition Date. The number of Dividend Shares acquired on behalf of each Participant shall be determined by the Market Value of the Shares on the Acquisition Date.

Certain amounts not reinvested to be carried forward

8.9	Subject to Rule 8.7, any amount that is not reinvested:

(a)	because the amount of the cash dividend is insufficient to acquire a Share; or

(b)	because there is an amount remaining after acquiring the Dividend Shares;

may be retained by the Trustees and carried forward to be added to the amount of the next cash dividend to be reinvested.

8.10	If, during the period of 3 years beginning with the date on which the dividend was paid:

(a)	it is not reinvested; or

(b)	the Participant ceases to be in Relevant Employment; or

(c)	a Plan Termination Notice is issued

the amount shall be repaid to the Participant as soon as practicable. On making such a payment, the Participant shall be provided with the information specified in paragraph 80(4) of the Schedule.

Holding Period for Dividend Shares

8.11	The Holding Period shall be a period of 3 years, beginning with the Acquisition Date.

8.12	A Participant may during the Holding Period direct the Trustees:

(a)	to accept an offer for any of their Dividend Shares if the acceptance or agreement shall result in a new holding being equated with those Shares for the purposes of capital gains tax; or

(b)	to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Dividend Shares if the offer forms part of such a general offer as is mentioned in paragraph (c) below; or

(c)	to accept an offer of cash, with or without other assets, for their Dividend Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

(d)	to agree to a transaction affecting their Dividend Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

(i)	all of the common stock of the Company or, as the case may be, all the shares of the class in question; or

(ii)	all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

8.13	Where a Participant is charged to tax in the event of his Dividend Shares ceasing to be subject to the Plan, he shall be provided with the information specified in paragraph 80 of the Schedule.

9.	ISSUE OR TRANSFER OF SHARES

All Awards under the Plan shall be satisfied by existing Shares which are purchased by the Trustees on the open market. The Trustees shall not have the right to subscribe for newly issued Shares in order to satisfy an Award.

10.	COMPANY RECONSTRUCTIONS

10.1	The following provisions of this Rule apply if there occurs in relation to any of a Participant’s Plan Shares (referred to in this Rule as “the Original Holding”):

(a)	a transaction which results in a new holding (referred to in this Rule as “the New Holding”) being equated with the Original Holding for the purposes of capital gains tax; or

(b)	a transaction which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond.

10.2	If an issue of shares of any of the following description (in respect of which a charge to income tax arises) is made as part of a company reconstruction, those shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

(a)	redeemable shares or securities issued as mentioned in section 209(2)(c) of ICTA 1988;

(b)	share capital issued in circumstances such that section 210(1) of ICTA 1988 applies; or

(c)	share capital to which section 249 of ICTA 1988 applies.

10.3	In this Rule:

“Corresponding Shares” in relation to any New Shares, means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent;

“New Shares” means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

10.4	Subject to the following provisions of this Rule, references in this Plan to a Participant’s Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

10.5	For the purposes of the Plan:

(a)	a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

(b)	the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be that on which Corresponding Shares were so appropriated or acquired.

10.6	In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

11.	RIGHTS ISSUES

11.1	Any shares or securities allotted under Clause 12 of the Deed shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred. They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those Plan Shares in respect of which they are allotted.

11.2	Rule 11.1 does not apply:

(a)	to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this Rule; or

(b)	where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other shares of common stock of the Company.

12.	LEAVERS

A Participant who ceases to be in Relevant Employment must remove his Shares from the Trust within 90 days of his cessation of such employment. If the Trustees do not receive sufficient notice from the Participant for the sale or transfer of Plan Shares within 90 days, then the Trustees shall have the discretion to dispose of those Shares on behalf of the Participant to meet any PAYE or NICs liability.

13.	FORFEITURE

13.1

The Directors may from time to time determine that Participants shall, during the applicable Forfeiture Period, forfeit all beneficial entitlement (or such proportion as the Directors shall from time to time determine in respect of all Participants) to Free Shares and/or Matching Shares Awarded to them in the following circumstances:

(a)	on the Participant ceasing to hold Relevant Employment, or the withdrawal of the Free Shares and/or Matching Shares as a result of such cessation, for any reason other than:

(i)	death;

(ii)	injury or disability (evidenced to the satisfaction of the Directors);

(iii)	on being dismissed by reason of redundancy (within the meaning of the United Kingdom’s Employment Rights Act 1996);

(iv)	retirement on or after Retirement Age;

(v)	the transfer of the undertaking or part undertaking by which he is employed to a person other than an Associated Company to which the Transfer of Undertakings (Protection of Employment) Regulations 1981 (SI 1981/1794) apply; or

(vi)	the company by which he is employed ceasing to be an Associated Company; or

(b)	in the case of Matching Shares, the withdrawal of the corresponding Partnership Shares by reference to which they were awarded.

13.2	For the purposes of Rule 13.1 the “Forfeiture Period” shall be such period (if any) of not more than 3 years beginning with the relevant Award Date as the Directors may from time to time determine in respect of all Participants who participate in the same Award. For the avoidance of doubt, the Forfeiture Period need not be the same in relation to Free Shares and Matching Shares.

13.3	Where pursuant to Rule 13.1 the Directors determine that Free Shares and/or Matching Shares shall be capable of forfeiture, they shall do so before the Award Date of such Shares and they shall notify Eligible Employees of the basis on which the Shares shall be capable of forfeiture.

14.	ADDITIONAL SHARE LIMITATION

Notwithstanding any other provision in the Rules, in no event shall the total consideration to be paid by Participants for the purchase of Plan Shares pursuant to an offer under this Plan, when combined with the total consideration of all other offers to the public by the Company of its Shares within any EU Member State or European Economic Area treaty adherent state, exceed the amount of €2,499,999 in the twelve month period ending on the date that Qualifying Employees are invited to participate in the Plan (or with respect to an offer made prior to 1 July 2006, in the period commencing on 1 July 2005 and ending on the date that Qualifying Employees are invited to participate in the Plan). In order not to exceed this limit, the Company reserves the right to limit the number of Shares that may be purchased by each Participant to ensure that the total consideration of its offer of Shares within any EU Member State or European Economic Area treaty adherent state does not exceed €2,499,999. Any such limit imposed under the Plan will be applied to all Participants on similar terms and on a pro-rata basis.